Exhibit 10.2

Recording Requested By: JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust

When Recorded Mail To: James F. Westmoreland 1414 S. Friendswood Dr., Suite 212 Friendswood, TX 77546	SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE ONLY

 MORTGAGE, DEED OF TRUST,

ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT

AND FINANCING STATEMENT

Dated as of

December 22, 2020

FROM

DAYBREAK OIL AND GAS, INC.

(“Mortgagor”)

TO

JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust

(“Trustee”)

In Trust for the Benefit of

JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust, AS LENDER

(“Lender”)

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTIES WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTIES IS OR IS TO BE FIXTURES AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO.

MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,

SECURITY AGREEMENT AND FINANCING STATEMENT

THE STATE OF CALIFORNIA	§
§
COUNTY OF	§
KERN	§

THIS MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (herein called the “Mortgage”), dated effective as of December 22, 2020, from DAYBREAK OIL AND GAS, INC., a Washington corporation (herein called “Mortgagor”), 1101 N. Argonne Road, Suite A-211, Spokane Valley, WA, to JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust, residents of the State of Texas, as Trustee (herein called “Trustee”) whose address is 3910 Longherridge Dr., Pearland, TX 77581, for the benefit of JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust, residents of the State of Texas whose address is 3910 Longherridge Dr., Pearland, TX 77581 (the “Lender”), as lender pursuant to that certain Secured Promissory Note (the “Note”) dated of even date herewith. Any capitalized term used but not defined herein shall have the meaning given such term in the Note. As of this date, the maximum principal amount under the Note is $155,548.34 (“Loan Amount”).

WITNESSETH:

Mortgagor, for a sufficient consideration received, does hereby MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY WITH POWER OF SALE unto Trustee and to Trustee’s successors in this trust, the following described real and personal property, rights, titles, interests and estates (herein collectively called the “Mortgaged Properties”),

(a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas and/or the oil, gas and mineral leases (herein sometimes called the “Leases”), operating rights, forced pooling orders and farmout agreements and other contractual or other rights relating to oil, gas and mineral rights, described in Exhibit “A” which is attached hereto and made a part hereof for all purposes, or which Leases are otherwise mentioned or referred to herein and specifically, but without limitation, Mortgagor’s undivided interests in the Leases as specified in Exhibit “A”;

(b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to in Exhibit “A”; (iii) all operating agreements, contracts and other agreements described or referred to in this instrument which relate to any of the Leases or interests in the Leases described or referred to herein or in Exhibit “A” or to the production, sale, purchase, exchange or processing of the Hydrocarbons (defined herein) from or attributable to such Leases or interests; and (iv) the Leases even though Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interests therein be omitted;

(c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (herein collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby and Mortgagor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Mortgagor’s interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage;

(d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) and (c) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such

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Leases or properties (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells including without limitation those described on Exhibit “A” hereto, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e) Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder; and

(f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or “Permitted Encumbrances” (defined to mean Permitted Liens under as defined in Annex I hereto and the specific exceptions and encumbrances affecting each of the Mortgaged Properties as described on Exhibit “A” INSOFAR ONLY as said exceptions and encumbrances are valid and subsisting and are enforceable against the particular Lease which is made subject to said exceptions and encumbrances) to which any of said Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, properties, rights, titles, interests or estates; and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, properties, rights, titles, interests or estates;

(g) all of Mortgagor’s Oil and Gas Assets located in Kern County, California, whether or not associated with the Leases listed in Exhibit “A” or the assets described in (a) through (f), above;

(h) all other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, mineral servitudes, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to contracts, net profit interests, net revenue and profit interests, oil payments, production payments, production payment interests and similar interests and estates, which in each instance relate to the any of the assets described in Paragraphs (a) through (f) above, including all reserved or residual interests of whatever nature and all reversionary or carried interests relating to any of the foregoing;

(i) all surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the assets described in Paragraphs (a) through (f) above, and all other items of value and incident thereto which Mortgagor may, at any time, have or be entitled;

(j) all presently existing and future agreements entered into between Mortgagor and any third party that provide for the acquisition by Mortgagor of any interest in any of the properties or interests described in Exhibit “A” or that relate to any of the properties and interests described in Exhibit “A”; and

(k) all and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any way, of any property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of Hydrocarbons from, or other act causing damage to, any of such properties or interests;

in trust, however, for the purposes, uses and benefits hereinafter set out, provided further, however, that to the extent that pursuant to a final, non-appealable judgment it is determined that this Mortgage requires the consent of any third party to the mortgaging of any Mortgaged Property, this Mortgage shall not constitute a mortgage, grant, bargain, sale, assignment, transfer or conveyance of such Mortgaged Property if, pursuant to such judgment, it is determined that an attempted mortgage, grant, bargain, sale, assignment, transfer and conveyance without any such consent would constitute a breach or violation of any lease or other instrument comprising such Mortgaged Property.

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       TO HAVE AND TO HOLD the Mortgaged Properties unto Trustee, and Trustee’s successors and assigns, forever, in accordance with the terms and provisions hereof; and Mortgagor hereby covenants that Mortgagor is the lawful owner and holder of the Mortgaged Properties, that Mortgagor has good right to transfer, assign and mortgage the Mortgaged Properties, and that Mortgagor will warrant and forever defend the same against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof.

ARTICLE I.

INDEBTEDNESS SECURED

1.1       The foregoing conveyance is made in trust to secure and enforce payment and performance of the Obligations, including, without limitation, any and all present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with the Loan bearing interest and payable as provided therein, with such Loan containing usual provisions for increased interest rates after maturity or default, and acceleration and attorneys’ fees in the event of a default under the terms thereof.

1.2       Mortgagor specifically waives presentment, protest, notices of dishonor, intention to accelerate and acceleration.

ARTICLE II.

COVENANTS

2.1       Mortgagor covenants and agrees with Trustee, Lender, and with each of them, so long as the Obligations or any part thereof remains unpaid, as follows:

(a) To the extent failure to do so would have a material adverse effect on the value of the Mortgaged Properties, Mortgagor shall pay and discharge or cause to be paid or discharged all rentals, delay rentals, royalties, production payments, and indebtedness required to be paid by Mortgagor, and perform or cause to be performed, each and every act, matter, or thing required of Mortgagor by each and all of the Leases, assignments, deeds, subleases, contracts and agreements in any way relating to the Mortgaged Properties and do all other things necessary of Mortgagor to keep unimpaired the rights of Mortgagor thereunder and to prevent the forfeiture thereof or default thereunder.

(b) Mortgagor shall pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Mortgagor or upon the income of Mortgagor or of any of the Mortgaged Properties as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Mortgaged Properties or Hydrocarbons; provided, however, that Mortgagor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Mortgagor shall have set up reserves therefor adequate under generally accepted accounting principles.

(c) Mortgagor shall operate or cause to be operated all Mortgaged Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance with all applicable laws, rules and regulations, and, in the case of the Leases, in compliance with all applicable proration and conservation laws of the State in which the Leases are situated, and all applicable laws, rules and regulations of every other agency and authority from time to time constituted to regulate the development and operation of the Leases and the production and sale of Hydrocarbons therefrom; provided, however, Mortgagor shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and, pending such contest, may defer compliance therewith, so long as such deferment shall not subject the Mortgaged Properties or any part thereof to foreclosure or loss.

(d) Mortgagor shall keep and maintain or cause to be kept and maintained all buildings, improvements, equipment and personal property constituting part of the Mortgaged Properties in good and workable condition at all times, ordinary wear and tear excepted, and Mortgagor shall make all repairs, replacements, additions, betterments and improvements to the Mortgaged Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times. To the extent failure to do so would have a material adverse effect on the value of the Mortgaged Properties, Mortgagor will not (i) commit or suffer any waste of any of the Mortgaged Properties, (ii) commit or suffer any violation of any law, regulation, ordinance or contract affecting any of the Mortgaged Properties, (iii) commit or suffer any demolition, removal or material alteration of any of the Mortgaged Properties, (iv) fail to guard every

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part of the Mortgaged Properties from removal, destruction and damage, or (v) do or suffer to be done any act whereby the value of any part of the Mortgaged Properties may be lessened.

ARTICLE III.

ASSIGNMENT OF RUNS

3.1       For the purpose of additionally securing the payment of the Obligations and to facilitate the discharge of any of the Obligations and as cumulative of any and all rights and remedies herein provided for, effective as of 12:01 a.m. Pacific Time for the Mortgaged Property on December 22, 2020, Mortgagor hereby bargains, sells, transfers, assigns, sets over and conveys unto Lender, its interest in the Hydrocarbons, together with its share of the proceeds derived from the sale thereof (such proceeds being hereinafter called “proceeds of runs”). Mortgagor directs and instructs each purchaser of the Hydrocarbons to, upon the receipt of written instruction from the Lender, pay all of the proceeds of runs directly into any receivables account that the Lender may establish from time to time upon notice to Mortgagor (a “Receivables Account” until such time as such purchaser has been furnished evidence that all Obligations has been paid and that the lien evidenced hereby has been released. Mortgagor authorizes the foregoing receipt and collection all sums of money derived from the proceeds of runs, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to the Receivables Account.

3.2       Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees upon the occurrence and during the continuation of an Event of Default to execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Lender or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment for the proceeds of runs to Lender.

3.3       Upon the occurrence and during the continuation of an Event of Default, the monthly proceeds of runs actually received by Lender may be held by Lender and applied first to the payment of all accrued interest under the Note and then to the payment of principal of the Loan. In its sole discretion, Lender may elect to return any part of said funds to Mortgagor or to deposit the same to Mortgagor’s account without applying it to the Obligations or holding the same as cash collateral.

3.4       The receipt by Lender of any monies, including but not limited to money received as proceeds of runs, shall not in any manner change or alter in any respect the obligations of Mortgagor upon the Note or other evidence of the Obligations, and nothing herein contained shall be construed as limiting the Lender to the collection of any of the Obligations out of the proceeds of runs. The Obligations shall continue as the absolute and unconditional obligation of Mortgagor to pay, as provided in the Note or other instruments evidencing the Obligations, the amount therein specified at its Maturity Date, whether by acceleration or otherwise.

3.5       Each of the provisions of this Article III shall be deemed a covenant running with the land and shall be binding upon Mortgagor, its successors and assigns, and inure to the benefit of the Mortgagor and the Lender, its successors and assigns.

ARTICLE IV.

DEFEASANCE

4.1       If the Obligations are paid in full, then this instrument shall have no force and effect, this conveyance shall become null and void, the Mortgaged Properties hereby conveyed shall become wholly clear of the liens, conveyances, assignments and security interests evidenced hereby, and all such liens, conveyances, assignments and security interests shall be released in due form at Mortgagor’s cost. Lender agrees to execute and deliver or cause to be executed and delivered such instruments of reconveyance, satisfaction and reassignment as may be appropriate in connection with the foregoing.

ARTICLE V.

REMEDIES IN EVENT OF DEFAULT

5.1       The term “Event of Default” as used in this instrument shall mean the occurrence of an Event of Default under the Note.

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5.2       Upon the occurrence and during the continuation of any Event of Default, Lender may, at its option, without notice to Mortgagor, declare the principal of and interest accrued on the Loan to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are all hereby waived. Lender agrees to deliver to Mortgagor a written notice of acceleration promptly after such acceleration, but the receipt or delivery of that notice shall not in any way affect or be a condition precedent to the validity, effectiveness or enforceability of such acceleration.

(a) If Lender elects to foreclose by exercise of the power of sale in this Mortgage, Lender will also deposit with Trustee this Mortgage, the Note and any receipts and evidence of expenditures made and secured as Trustee may require. If any notice of default has been given as then required by law, and after lapse of the time that may then be required by law, after recordation of the notice of default, Trustee, without demand on Mortgagor, will, after notice of sale having been given as required by law, sell the Mortgaged Properties at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels as Trustee determines, and in any order that it may determine, at public auction to the highest bidder. Trustee may postpone sale of all or any portion of the Mortgaged Properties by public announcement at the time and place of sale, and from time to time after that may postpone the sale by public announcement at the time fixed by the preceding postponement, and without further notice make the sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale. Lender may rescind any notice of default at any time before Trustee’s sale by executing a notice of rescission and recording it. The recordation of the notice will constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Obligations affected by any prior declaration or notice of default. The exercise by Lender of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Lender to execute other declarations of default and demand for sale, or notices of default and of election to cause the Mortgaged Properties to be sold, nor otherwise affect the Note or this Mortgage, or any of the rights, obligations, or remedies of Lender or Trustee. After sale, Trustee will deliver to the purchaser its deed covering the property sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts will be conclusive proof of their truthfulness. Any person, including Mortgagor, Trustee or Lender, may purchase at that sale. If allowed by law, Lender, if it is the purchaser, may turn in the Note held by it at the amount owing on it toward payment of the purchase price (or for endorsement of the purchase price). Mortgagor expressly waives any right of redemption after sale that Mortgagor may have at the time of sale or that may apply to the sale.

(b) Trustee, upon the sale, will make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to a purchaser and its heirs or assigns a deed or other record of interest, as the case may be, to the Mortgaged Properties sold, which will convey to the purchaser all the title and interest of Mortgagor in the Mortgaged Properties and will apply the proceeds of the sale in payment:

(i) first, of the expenses of the sale together with the expenses of the trust, including, without limitation, reasonable attorney costs, that may become due on any default made by Mortgagor; and

(ii) second, in payment of the Obligations then remaining unpaid, and the amount of all other monies with interest in this Mortgage agreed or provided to be paid by Mortgagor.

Trustee will pay the balance or surplus of the proceeds of sale to Mortgagor and its successors or assigns as its interests may appear.

5.4       If there is a sale of the Mortgaged Properties, or any part thereof, and the execution of a deed for it, the recital of default and of recording notice of breach and election of sale, and of the elapsing of the required time between the recording and the following notice, and of the giving of notice of sale, and of a demand by Lender that the sale should be made, will be conclusive proof of the default, recording, election, elapsing of time, and the due giving of notice, and that the sale was regularly and validly made on proper demand by Lender. Any deed with these recitals will be effectual and conclusive against Mortgagor, its successors, and assigns, and all other persons or entities. The receipt for the purchase money recited or in any deed executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.

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5.5.       If an Event of Default occurs and is continuing, Lender, as a matter of strict right and without notice to Mortgagor or anyone claiming under Mortgagor and without regard to the then value of the Mortgaged Properties, will have the right to apply ex parte to any court having jurisdiction to appoint a receiver of the Mortgaged Properties, and Mortgagor waives notice of any application for that, provided a hearing to confirm the appointment with notice to Mortgagor is set within fourteen (14) days after the appointment. Any receiver will have all the powers and duties of receivers in similar cases and all the powers and duties of Lender in case of entry as provided in this Mortgage, and will continue as such and exercise all those powers until the date of confirmation of sale, unless the receivership is terminated sooner.

5.6       In addition to all other remedies herein provided for, after an Event of Default has occurred and be continuing Lender shall, as a matter of right, be entitled to the appointment of a receiver or receivers of its choice except as may be prohibited by law, for all or any part of the Mortgaged Properties, whether such receivership be incident to a proposed sale of the Mortgaged Properties or otherwise, and Mortgagor does hereby consent to the appointment of such receiver or receivers and agrees not to oppose any application therefor by Lender.

5.7       All remedies herein expressly provided for are cumulative of any and all other remedies now existing at law or in equity, and Lender shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Obligations and the enforcement of the covenants herein and foreclosure of the liens evidenced hereby. The resort to any remedy provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy.

5.8       Lender shall have the right to become the purchaser or purchasers at any sale held by Trustee or by any receiver or public officer. Lender purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor the unpaid Obligations owing to the Lender.

5.9       Lender may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the Obligations, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion. Any such action shall not in anywise be considered as a waiver of any of the rights, benefits or liens evidenced by this instrument.

ARTICLE VI.

APPOINTMENT OF SUBSTITUTE OR SUCCESSOR TRUSTEE

6.1.       Lender may at any time, by an instrument in writing, appoint a successor to Trustee, which instrument shall contain the name of Mortgagor, of Trustee and of Lender, the places of recordation of this instrument in the real property records of any county where it has been recorded, and the name and address of the new Trustee. Such instrument when executed, acknowledged and recorded shall be conclusive proof of the proper substitution of such successor Trustee. Such successor Trustee, without conveyance from the predecessor Trustee, shall succeed to all of the rights, titles, estates, powers and duties of the predecessor Trustee. In like manner successive successor Trustees may be appointed in place of any prior Trustee or successor.

ARTICLE VII.

SECURITY AGREEMENT

7.1       To further secure the Obligations, Mortgagor hereby grants to Lender a security interest in all of Mortgagor’s rights, titles and interests in and to the Mortgaged Properties insofar as such Mortgaged Properties consist of the goods, equipment, accounts, contract rights, general intangibles, inventory, hydrocarbons, fixtures and any and all other personal property of any kind or character defined in and subject to the provisions of the Washington Uniform Commercial Code, including the proceeds and products from any and all of such personal property (all of the foregoing being in this Article VII collectively called the “Collateral”). Upon the occurrence and during the continuation of any Event of Default, Lender is and shall be entitled to all of the rights, powers and remedies afforded a secured party by the applicable Washington Commercial Code with reference to the Collateral in which Lender has been granted a security interest herein, or the Trustee or Lender may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this instrument in respect of the real property covered hereby. Such rights, powers and remedies shall be cumulative and in addition to those granted Trustee or Lender under any other provision of this instrument or under any other instrument executed in connection with or as security for the Loan or any of the Obligations including, without limitation, the Note. Mortgagor, as Debtor (and in this Article VII and otherwise

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herein called “Debtor”) covenants and agrees with Lender, as secured party (and in this Article VII and otherwise herein called “Secured Party”) that:

(a) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at Debtor’s address set out herein at least ten (10) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(b) Following and during the continuation of an Event of Default, Secured Party is expressly granted the right at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds, or benefits attributable or accruing thereto and to hold the same as security for the Obligations or to apply it on the principal and interest or other amounts owing on any of the Obligations, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(c) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall, in the absence of manifest error, be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

(d) All expenses of preparing for sale, or other use or disposition, selling or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all reasonable attorney costs, shall be added to the Obligations and the Debtor shall be liable therefor.

(e) Should Secured Party elect to exercise its rights under Washington Uniform Commercial Code as to part of the Collateral, this election shall not preclude Secured Party or the Trustee from exercising any other rights and remedies granted by this instrument as to the remainder of the Collateral.

(f) Any copy of this instrument may also serve as a financing statement under Washington Uniform Commercial Code between the Debtor, whose present address is Mortgagor’s address listed on the first page of this Mortgage, and Secured Party, whose present address is the Lender’s address listed on the first page of this Mortgage.

(g) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements covering the Collateral, and at the reasonable request of Secured Party, Debtor will join Secured Party in executing one or more such financing statements pursuant to Washington Uniform Commercial Code in form satisfactory to Secured Party, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is reasonably deemed by Secured Party to be necessary or desirable.

(h) The office where Debtor keeps Debtor’s accounting records concerning the Collateral covered by this Security Agreement is Mortgagor’s address listed on the first page of this Mortgage.

7.2       Portions of the Collateral consist of (i) oil, gas and other minerals produced or to be produced from the lands described in the Leases and to the accounts resulting from the sale thereof at the wellhead, or (ii) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and Debtor hereby agrees that this instrument shall be filed in the Real Property Records and the Uniform Commercial Code Records of the Counties in which the Mortgaged Properties are located as a financing statement to perfect the security interest of Secured Party in said portions of the Collateral. The said oil, gas and other minerals and accounts will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases. The name of the record owner of the Mortgaged Properties is the party named herein as Mortgagor and Debtor. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

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7.3       This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Properties are located with respect to all fixtures included within the term Mortgaged Properties as used in this Mortgage and with respect to any goods, Collateral, or other personal property that may now be or later become fixtures.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

8.1       All options and rights of election herein provided for the benefit of Lender are continuing, and the failure to exercise any such option or right of election upon a particular default or Event of Default or breach or upon any subsequent default or Event of Default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Lender shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

8.2       This Mortgage has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Mortgage will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Mortgage. Unless the context requires otherwise, any agreements, documents, instruments or laws defined or referred to in this Mortgage will be deemed to mean or refer to such agreements, documents, instruments or laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of laws, by succession of comparable successor statutes. All references in this Mortgage to any particular law will be deemed to refer also to any rules and regulations promulgated under that law. The words “include, “includes” and “including will be deemed to be followed by “without limitation.” The word “or” is used in the inclusive sense of “and/or” unless the context requires otherwise. References to a person are also to its permitted successors and assigns. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context requires otherwise. When a reference in this Mortgage is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Mortgage unless otherwise indicated. The words “this Mortgage,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Mortgage as a whole and not to any particular subdivision unless expressly so limited.

8.3       All Obligations shall be payable as set forth in the Note.

8.4       The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor and Mortgagor’s successors, legal representatives, and assigns, and shall inure to the benefit of Trustee and Trustee’s substitutes or successors and assigns, and of Lender, its successors and assigns, subject to the restrictions on assignment set forth in the Note.

8.5       If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Lender in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

8.6       THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND STATE OF WASHINGTON, EXCEPT TO THE EXTENT REQUIRED BY LOCAL LAW OF ANY STATE OTHER THAN WASHINGTON WHEREIN THE MORTGAGED PROPERTIES ARE LOCATED.

8.7       Mortgagor requests that a copy of any notice of sale hereunder be mailed to it at the address of Mortgagor first set forth above.

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8.8       For the convenience of the parties, this instrument may be executed and acknowledges in multiple counterparts. For recording purposes, various counterparts have been executed and acknowledged and there may be attached to each such counterpart an “Exhibit A” containing only the description of the Mortgaged Properties that are located in the county or state in which the particular counterpart hereof is to be filed or recorded. A complete original counterpart of this instrument with complete Exhibits may be obtained from the Lender. Each of the counterparts hereof so executed and acknowledged shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOANS.

[signature page follows]

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       IN WITNESS WHEREOF, this instrument is executed in multiple counterparts, each of which shall be deemed an original for all purposes.

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ KAROL L ADAMS
Name:	Karol L Adams
Title:	Corporate Secretary and Chief Compliance Officer

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STATE OF	)
)ss.
County of	)

On __________________, before me, ___________________, personally appeared _______________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of ____________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_________________________________ (Notary Seal)

Exhibit A

EXHIBIT A

The Leases

Exhibit A

ANNEX I

As used in this Mortgage, “Permitted Lien” shall mean:

(a)	any Lien created under the Note or this Mortgage;
(b)	Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith and by appropriate proceedings;
(c)	carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business (whether by law or by contract) which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;
(d)	Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(e)	easements, rights of way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure indebtedness, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Mortgagor or its subsidiaries;
(f)	Liens on the property of Mortgagor or any of its subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money) or statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;
(g)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or under any deposit account agreement entered into in the ordinary course of business; provided, however, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Mortgagor or any of its subsidiaries, (ii) Mortgagor or any of its subsidiaries maintains (subject to such right of set off) dominion and control over such account(s), and (iii) such deposit account is not intended by the Mortgagor or any of its subsidiaries to provide cash collateral to the depository institution;
(h)	Liens arising by operation of law; and
(i)	Oil and Gas Liens to secure obligations which are not delinquent and which do not in any case materially detract from the value of the Mortgaged Property subject thereto.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any real, personal or intangible property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a capital lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

“Oil and Gas Liens” means (a) Liens arising under oil and gas leases, overriding royalty agreements, net profits agreements, royalty trust agreements, preferential rights agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the oil and gas business and are entered into by Mortgagor in the ordinary course of business; and (b) Liens on pipelines or pipeline facilities that arise by operation of law.